EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors of TRW Automotive Holdings Corp., a Delaware corporation (the “Company”), does hereby constitute and appoint Joseph S. Cantie and Robin A. Walker-Lee, or either of them, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things in such director’s name and on such director’s behalf in such director’s capacity as a director of the Company, including executing any and all instruments, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (“Commission”), in connection with the registration by the Company under the Act of shares of common stock, par value $.01 per share, of the Company which may be offered for sale in connection with awards granted under under the TRW Automotive Holding Corp. 2012 Stock Incentive Plan including specifically, but without limitation, power and authority to sign one or more Registration Statements on Form S-8 (each, a “Form S-8”) to be filed with the Commission, and any and all amendments (including post-effective amendments) and supplements thereto, and each undersigned director hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents on the date(s) indicated below.

/s/ James F. Albaugh James F. Albaugh	Dated: May 16, 2012

/s/ Francois J. Castaing Francois J. Castaing	Dated: May 16, 2012

/s/ Robert L. Friedman Robert L. Friedman	Dated: May 16, 2012

/s/ Michael R. Gambrell Michael R. Gambrell	Dated: May 16, 2012

/s/ J. Michael Losh J. Michael Losh	Dated: May 16, 2012

/s/ Jody G. Miller Jody G. Miller	Dated: May 16, 2012

/s/ Paul H. O’Neill Paul H. O’Neill	Dated: May 16, 2012

/s/ Neil P. Simpkins Neil P. Simpkins	Dated: May 16, 2012

/s/ David S. Taylor David S. Taylor	Dated: May 16, 2012